UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008

MATERIAL SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois		60007
(Address of Principal Executive Offices)		(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2008, Material Sciences Corporation (the “Company”) issued a press release reporting results of operations for the three and twelve months ended February 29, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on May 13, 2008, the Company determined that it was necessary to restate its consolidated financial statements for the quarters ended May 31, 2007, August 31, 2007 and November 30, 2007 in order to properly record as “other income” the foreign currency gains related to certain indebtedness to it by one of its foreign subsidiaries. Accordingly, the information contained in Item 4.02 of this Current Report on Form 8-K is included below.

The information, including Exhibit 99.1, in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 13, 2008, the Audit Committee of the Board of Directors of Material Sciences Corporation (the “Company”) concluded that the Company’s interim consolidated financial statements for the first three fiscal quarters of fiscal 2008 (i.e., the quarters ended May 31, 2007, August 31, 2007 and November 30, 2007), should no longer be relied upon because of errors in such interim financial statements. As a result of these errors, the Company will restate such interim financial statements.

The errors identified by the Company relate to errors in the manner in which the Company recorded $1.7 million in foreign currency gains with respect to certain indebtedness to it by its European subsidiary. The debt had been considered a permanent investment by the Company in its subsidiary and foreign currency gains were properly treated as translation adjustments to Other Comprehensive Income (OCI) through the end of fiscal 2007. When the first repayments began in the first quarter of fiscal 2008, the debt was no longer eligible for treatment as a permanent investment, but gains continued to be recorded in OCI. This error was discovered in the fourth quarter of fiscal 2008 and corrected. As a result, the related foreign currency gains were correctly recorded as Other Income in the Statement of Operations for the year ended February 29, 2008. Since $0.2 million of this gain was properly recorded in the fourth quarter of fiscal 2008, the net effect of the restatement is an increase of $1.5 million in the Company’s previously reported net income (or a decrease in net loss) for the first three quarters of fiscal 2008.

The Company intends to provide restated financial statements for the first three quarters of fiscal 2008 in its upcoming Annual Report on Form 10-K for the fiscal year ended February 29, 2008. The Company also intends to file amended Quarterly Reports on Form 10-Q for such quarters as soon as practical.

In addition, management has identified a material weakness in the Company’s internal control over financial reporting as of February 29, 2008.

The Audit Committee has discussed the matters disclosed in this filing with its independent registered public accounting firm, Deloitte & Touche LLP.

The Company’s press release regarding the restatement and other matters issued on May 14, 2008, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release dated May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: May 14, 2008	By:	/s/ James M. Froisland
	Name:	James M. Froisland
	Title:	Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary.